Exhibit 99.1

Ginkgo Bioworks Reports Third Quarter 2026 Results; Signs First Autonomous Lab Sale to a Top-Tier Pharma Company Novo

Ginkgo provides an update on its third quarter financial results and the growth of its two prevailing offerings built on one autonomous lab platform: Autonomous Labs and Cloud Lab

BOSTON, Mass – November 5, 2026 – Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo”) today announced its results for the third quarter of 2026 that ended September 30, 2026. The update, including a webcast slide presentation with additional details on the third quarter, as well as supplemental financial information, will be available at investors.ginkgobioworks.com.

Third Quarter 2026 Financial Results
•Third quarter 2026 Revenue of $28 million compared to $29 million in the comparable prior year period, a decrease of 6%. Revenue increased from $20 million in the second quarter of 2026.
•Third quarter 2026 GAAP net loss from continuing operations of ($41) million, compared to ($73) million in the comparable prior year period.
•Third quarter 2026 Adjusted EBITDA of ($22) million, improved from ($53) million in the comparable prior year period.
•Cash, cash equivalents and marketable securities balance as of September 30, 2026 of $285 million.
•Third quarter 2026 cash burn of $27 million.

"Ginkgo now has two core offerings built on one autonomous lab platform," said Jason Kelly, Co-founder and CEO of Ginkgo Bioworks. "This quarter we announced the sale of an autonomous lab to a top-tier pharma company, Novo, alongside new government wins with ARPA-H and the NSF. Our Cloud Lab runs experiments on Nebula, the world's largest autonomous lab, giving pharma an onshore alternative to overseas CROs and giving frontier AI labs a new engine for training data. With the U.S. government now treating autonomous labs as national infrastructure, we believe Ginkgo is well positioned to lead the transition from the bench to autonomous research."

Recent Business Highlights & Strategic Positioning
•Two prevailing offerings built on one autonomous lab platform.
◦Autonomous Labs Equipment: we sell RAC + Catalyst systems to pharma, national labs, universities and the U.S. government, including Novo, Pacific Northwest National Laboratory, the NSF and ARPA-H.
◦Cloud Lab Services: we run experiments in Nebula, the world’s largest autonomous lab with more than 100 reconfigurable automation carts (RACs), delivering onshore ADME, DRUG-seq and antibody data for pharma, and AI training data for frontier labs and techbio companies.
◦The U.S. government is making autonomous labs national infrastructure through the Genesis Mission, the NSF’s ~$400 million Programmable Cloud Laboratories (PCL) Test Bed, and the $1.5 billion X-Labs initiative, where Ginkgo is providing access to Nebula, as announced by the White House Office of Science and Technology Policy on October 8.
•Autonomous Labs are growing with new deals.
◦Novo: an autonomous lab sale to a top-tier pharma company at Novo’s new Waltham, Massachusetts R&D site.
◦ARPA-H GIVE: subcontract worth up to $17.5 million to put RACs and Catalyst into RNA-medicine manufacturing for the first time.

◦Building on momentum from previously-announced Caltech, University of Maryland and Northwestern commissions of Ginkgo-built labs under the NSF’s PCL Test Bed, and MIT Media Lab’s construction of a RAC-based cloud lab.
•Cloud Lab is growing with new pharma logos and AI data generation.
◦Our ADME-One service is orders of magnitude cheaper than WuXi, with work done in Boston; 22 ADME customers signed in Q3 and 20 were first-time Ginkgo customers.
◦Takeda, Argenx, Lundbeck and AbbVie founded our Antibody Developability Consortium; GSK, Novartis and Biogen also signed new work.
◦Frontier AI labs like OpenAI are using our Cloud Lab for AI data generation.

Full Year 2026 Outlook
•Ginkgo reaffirms expected total cash burn of ($150)-($125) million in 2026.

Conference Call Details
Ginkgo will host a videoconference today, Thursday, November 5, beginning at 4:30 p.m. ET. The presentation will include an overview of the third quarter 2026, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on X (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.

Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

Audio-Only Dial Ins:
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Webinar ID: 952 0773 4867

If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our website at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks
Ginkgo Bioworks builds the tools that make biology easier to engineer for everyone. The company offers autonomous laboratories that replace manual laboratory work with robotics in the lab, greatly improving the productivity of scientists. Ginkgo's in-house autonomous lab is also available as a "Cloud Lab" through our Datapoints and Solutions contract research services. For more information, visit ginkgobioworks.com, read our blog, or follow us on social media channels such as X (@Ginkgo), Instagram (@GinkgoBioworks), Threads (@GinkgoBioworks), or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks
This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, including with respect to technology adaptations to meet our customers’ needs and the integration of our autonomous lab platform with third-party artificial intelligence models, strategies, including with respect to our current expectations, operations and anticipated results of operations, both business and financial, potential customer success, including successful application of our offerings by our customers, expected benefits from our strategic partnerships and collaborations (including with named partners such as Novo and OpenAI), the anticipated growth, scaling, capacity, capabilities and competitive position of our autonomous lab (including Nebula) and of our Cloud Lab, Datapoints and Solutions offerings, our beliefs and estimates regarding the size, composition, growth and pace of adoption of the market for autonomous laboratory and related services (including the displacement of manual laboratory work), expectations concerning increased government investment in and contracting for autonomous laboratory infrastructure, expectations regarding the development, performance and future enhancements of our platform and new product and service introductions, and expectations with regard to revenue, including our ability to meet all milestones and achieve the maximum revenue available under certain of our customer arrangements, expenses, our full year 2026 outlook including the total cash burn guidance, and the market environment, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," "target," "goal," "aim," "design," "forecast," "outlook," "guidance," "seek" "position," and similar expressions, as well as the negatives of such terms. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) our ability to realize near-term and long-term cost savings associated with our site consolidation plans, including the ability to terminate leases or find sub-lease tenants for unused facilities, (ii) volatility in the price of Ginkgo's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting Ginkgo's business, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, including with respect to our solutions and tools offerings, (iv) the risk of downturns in demand for products using synthetic biology, (v) the uncertainty regarding the demand for passive monitoring programs and biosecurity services, (vi) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, (vii) the outcome of any pending or potential legal proceedings against Ginkgo, (viii) our ability to realize the expected benefits from and the success of our platform programs and assets, (ix) our ability to successfully develop engineered cells, bioprocesses, data packages or other deliverables, (x) the product development, production or manufacturing success of our customers, (xi) our exposure to the volatility and liquidity risks inherent in holding equity interests in other operating companies and other non-cash consideration we may receive for our services, (xii) the potential negative impact on our business of our restructuring or the failure to realize the anticipated savings associated therewith, (xiii) the uncertainty regarding government budgetary priorities and funding allocated to government agencies, including potential adverse effects from the U.S. government shutdown, (xiv) our ability to scale, expand the capacity of, and continue to develop the capabilities of our autonomous lab (including Nebula) on the timelines and to the extent we anticipate, (xv) the pace and degree to which autonomous laboratory infrastructure is adopted by, and displaces manual laboratory work in, the broader life sciences and industrial biotechnology markets, (xvi) the actual size, composition and growth of the addressable markets we target, which may differ materially from our estimates, (xvii) our ability to integrate our autonomous lab platform with third-party artificial intelligence models and other technologies, and the rate of development and adoption of such technologies, (xviii) our ability to maintain and expand strategic partnerships and customer relationships, including those with named partners referenced in this release, and (xix) the risks relating to significant disruptions to our and our service providers’ information technology systems or data security incidents. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on February 26, 2026, Ginkgo’s quarterly report on Form 10-Q, once filed, and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures
Certain of the financial measures included in this release, including Adjusted EBITDA, cash flow and cash burn, have not been prepared in accordance with generally accepted accounting principles ("GAAP"), and constitute "non-GAAP financial measures" as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo's financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, and should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with

GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation in the Appendix of this quarter’s earnings presentation for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo's most comparable GAAP financial measures. Ginkgo does not reconcile its forward-looking non-GAAP financial measures to the corresponding GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as unrealized equity gains and losses necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure, can be predicted with reasonable accuracy and is available to Ginkgo without unreasonable efforts. For the same reasons, Ginkgo is unable to address the probable significance of the unavailable information. Ginkgo provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the GAAP measures may be materially different than the non-GAAP measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:
investors@ginkgobioworks.com

MEDIA CONTACT:
press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share data)

	As of September 30, 2026	As of December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$ 84,504	$ 167,202
Marketable securities	200,857	255,418
Accounts receivable, net	11,485	24,026
Accounts receivable - related parties	—	229
Prepaid expenses and other current assets (includes $4,208 and zero from related parties)	13,995	24,963
Total current assets	310,841	471,838
Restricted cash and marketable securities, non-current	84,237	38,138
Property, plant and equipment, net	152,347	167,371
Operating lease right-of-use assets	341,494	360,918
Investments	8,949	15,066
Equity method investments	5,607	—
Intangible assets, net	39,731	53,482
Other non-current assets	1,246	9,029
Assets held for sale	—	3,854
Total assets	$ 944,452	$ 1,119,696
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 7,181	$ 10,566
Deferred revenue (includes $98 and $98 from related parties)	6,388	18,946
Accrued expenses and other current liabilities (includes $5,564 and zero from related parties)	52,280	66,458
Total current liabilities	65,849	95,970
Non-current liabilities:
Deferred revenue, net of current portion (includes $64,810 and $64,787 from related parties)	71,977	75,182
Operating lease liabilities, non-current	397,198	417,078
Other non-current liabilities	16,791	22,876
Total liabilities	551,815	611,106
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value (Note 8)	6	6
Additional paid-in capital	6,713,117	6,657,053
Accumulated deficit	(6,320,601)	(6,150,320)
Accumulated other comprehensive income	115	1,851
Total stockholders’ equity	392,637	508,590
Total liabilities and stockholders’ equity	$ 944,452	$ 1,119,696

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue (1)	$ 27,711	$ 29,380	$ 67,341	$ 106,744

Costs and operating expenses:
Cost of other revenue	1,806	4,625	6,623	14,095
Research and development	40,945	69,353	137,075	193,646
General and administrative	28,593	36,986	97,198	111,690
Restructuring charges	—	721	—	8,753
Total operating expenses	71,344	111,685	240,896	328,184
Loss from operations	(43,633)	(82,305)	(173,555)	(221,440)
Other income (expense):
Interest income, net	3,060	5,742	9,888	17,906
Loss on equity method investment	(2,008)	—	(6,681)	—
Gain (loss) on investments	(287)	3,684	486	(238)
Other income (expense), net	1,613	(474)	(4,725)	(6,280)
Total other income (expense)	2,378	8,952	(1,032)	11,388
Loss from continuing operations before income taxes	(41,255)	(73,353)	(174,587)	(210,052)
Income tax (benefit) expense	(271)	1	(223)	(194)
Net loss from continuing operations	$ (40,984)	$ (73,354)	$ (174,364)	$ (209,858)
Net income (loss) from discontinued operations, net of tax	—	(7,401)	4,083	(22,154)
Net loss	$ (40,984)	$ (80,755)	$ (170,281)	$ (232,012)
Net income (loss) per share:
From continuing operations	$ (0.64)	$ (1.32)	$ (2.82)	$ (3.82)
From discontinued operations	—	(0.13)	0.07	(0.40)
Total net loss per share	$ (0.64)	$ (1.45)	$ (2.75)	$ (4.22)

Weighted average common shares outstanding:	63,966,054	55,633,718	61,890,748	54,916,539
Comprehensive loss:
Net loss	(40,984)	(80,755)	(170,281)	(232,012)
Other comprehensive (loss) income:
Foreign currency translation adjustment	(515)	27	(1,128)	3,462
Unrealized (loss) gain on available-for-sale securities	(320)	316	(608)	340
Total other comprehensive (loss) income	(835)	343	(1,736)	3,802
Comprehensive loss	$ (41,819)	$ (80,412)	$ (172,017)	$ (228,210)

(1)Includes related party revenue of zero for the three months ended September 30, 2026 and 2025, and zero and $8,518 for the nine months ended September 30, 2026 and 2025, respectively.

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$ (170,281)	$ (232,012)
Net income (loss) from discontinued operations, net of tax	4,083	(22,154)
Net loss from continuing operations	(174,364)	(209,858)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	37,152	43,695
Stock-based compensation	31,117	51,226
(Gain) loss on investments	(486)	275
Loss on equity method investment	6,681	—
Change in fair value of notes receivable	6,759	5,685
Change in fair value of contingent consideration	—	(4,232)
Non-cash lease expense	19,423	22,449
Accretion of discount on marketable securities	89	(2,502)
Other non-cash activity	(1,057)	1,611
Changes in operating assets and liabilities:
Accounts receivable	4,968	1,448
Prepaid expenses and other current assets	3,211	(775)
Operating lease right-of-use assets	—	3,814
Other non-current assets	297	(38)
Accounts payable, accrued expenses and other current liabilities	(14,312)	17,432
Deferred revenue, current and non-current zero and $(7,958) from related parties	(14,443)	(27,448)
Operating lease liabilities, current and non-current	(16,713)	(18,793)
Other non-current liabilities	(5,276)	4,459
Net cash used in operating activities - continuing operations	(116,954)	(111,552)
Net cash used in operating activities - discontinued operations	(2,353)	(11,829)
Net cash used in operating activities	(119,307)	(123,381)
Cash flows from investing activities:
Purchases of marketable debt securities	(216,800)	(401,838)
Maturities of marketable debt securities	231,108	73,599
Purchases of property and equipment	(6,552)	(7,660)

Proceeds from sale of investment	1,850	—
Other	512	511
Net cash provided by (used in) investing activities	10,118	(335,388)
Cash flows from financing activities:
Proceeds from ATM offering	23,795	10,317
Payment of issuance costs related to ATM offering	(802)	(355)
Principal payments on finance leases	(19)	(329)
Net cash provided by financing activities	22,974	9,633
Effect of foreign exchange rates on cash and cash equivalents	(80)	353
Net decrease in cash, cash equivalents and restricted cash	(86,295)	(448,783)

Cash and cash equivalents, beginning of period	167,202	561,572
Restricted cash, beginning of period	45,169	44,171
Cash, cash equivalents and restricted cash, beginning of period	212,371	605,743

Cash and cash equivalents, end of period	84,504	111,065
Restricted cash, end of period	41,572	45,895
Cash, cash equivalents and restricted cash, end of period	$ 126,076	$ 156,960

The following table presents summary results of the Company’s reportable segment, including significant expenses, and a reconciliation to loss from continuing operations before income taxes (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cell Engineering
Revenue	$ 27,711	$ 29,380	$ 67,341	$ 106,744
Costs and operating expenses:
Cost of other revenue (1)	1,608	2,994	5,752	9,980
Research and development (1)	26,670	50,954	87,208	130,689
General and administrative (1)	9,317	13,758	33,148	49,397
Stock-based compensation (2)	7,767	15,249	32,512	51,732
Depreciation and amortization	12,038	13,624	37,152	43,695
Restructuring charges (3)	—	721	—	8,753
Carrying cost of excess space (net of sublease income) (4)	13,989	14,328	44,063	38,416
Merger, acquisition and divestiture related expense (income) (5)	(45)	57	1,061	(4,478)
Other (income) expense, net (6)	(2,378)	(8,952)	1,032	(11,388)
Loss from continuing operations before income taxes	$ (41,255)	$ (73,353)	$ (174,587)	$ (210,052)

(1) The costs and operating expenses exclude expenses which are separately captioned below.
(2) Includes $0.1 million and $0.2 million in employer payroll taxes for three months ended September 30, 2026 and 2025, respectively, and $1.4 million and $0.7 million for nine months ended September 30, 2026 and 2025, respectively.
(3) See Note 3, Restructuring, for composition of costs.
(4) The carrying cost of excess space includes base rent, common area maintenance charges, and real estate taxes associated with facilities the Company is not occupying, net of any sublease income from these spaces.
(5) Represents transaction and integration costs directly related to mergers, acquisitions, and divestitures, including: (i) legal, consulting, and accounting fees associated with acquisitions; (ii) post-acquisition employee retention bonuses; (iii) (gain)/loss from changes in the fair value of contingent consideration liabilities resulting from acquisitions; and (iv) securities litigation costs.
(6) Includes interest income, interest expense, gain and loss on investments, changes in fair value of certain assets and liabilities, and other gains and losses.